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SMITH MICRO SOFTWARE INC. AND SUBSIDIARIES



Exhibit 23.1 Independent Auditors' Consent


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-02418, 333-40106 and 333-62134 of Smith Micro Software, Inc. on Form S-8 of our reports dated February 8, 2002, appearing in this Annual Report on Form 10-K of Smith Micro Software, Inc. for the fiscal year ended December 31, 2001.


DELOITTE & TOUCHE LLP

Costa Mesa, California
March 28, 2002